Exhibit 99.1

Dr. Marc Siegel and Kevin Sills Join Oragenics’ Board of Directors

FOR IMMEDIATE RELEASE

ALACHUA, FL (April 28, 2008) – Oragenics, Inc. (AMEX:ONI) announced today that Dr. Marc Siegel and Mr. Kevin Sills have been appointed to the Company’s Board of Directors. “Dr. Siegel is a leader in the discussion of healthcare, as a teacher of medicine, a practicing internist, and a familiar expert contributor to the national print and broadcast media on healthcare. Mr. Sills brings an impressive depth of pharmaceutical industry experience that includes novel drug formulations; clinical supplies design/production and product life cycle management. We anticipate that both new Directors will contribute significantly to the growth of Oragenics and we are pleased to welcome them to our Board,” stated Rick Welch, Chairman of Oragenics.

Oragenics’ CEO, Stanley Stein added, “Marc Siegel has the recognized ability as a ‘thought leader’ to shape solutions to the national healthcare crisis by bringing critical issues to the forefront of public attention. Kevin Sills has extraordinary experience in the whole range of pharmaceutical services and drug development. Importantly, our Company will be singularly benefitted by their knowledge and advice with respect to raising the national awareness and visibility of our remarkable science and continuing our path to commercialize our products.”

Dr. Marc Siegel is Clinical Associate Professor of Medicine at NYU School of Medicine and Medical Director of Doctor Radio with NYU and Sirius Satellite Radio. Dr. Siegel is a Fox News Medical Contributor, a columnist for the Los Angeles Times, a member of the Board of Contributors at USA Today, a regular contributor to the NY Post, and a frequent contributor to the Washington Post, the Wall Street Journal, and Newsday. He is also the author of two non-fiction books, including False Alarm: the Truth about the Epidemic of Fear, a Discover Magazine top-twenty book of 2005.

Mr. Kevin Sills is Vice President of Pharmaceutical Development at King Pharmaceuticals. He has more than 25 years of pharmaceutical-related experience and, as a member of King’s executive Operations Management Team; he is actively involved with corporate strategic planning and diligent assessment of partnerships and product acquisitions. Mr. Sills is a past faculty member of the Center for Professional Advancement, President of NC Pharmaceutical Discussion Group, and an active member of the Licensing Executives Society and the American Association of Pharmaceutical Scientists.

About Oragenics

Oragenics, Inc. is a biopharmaceutical company with a pipeline of proprietary technologies. The Company has a number of products in discovery, preclinical and clinical development, with a concentration in the main therapeutic area of infectious diseases. Our core pipeline includes products and supporting platform technologies for use in the treatment and diagnosis of bacterial infections.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect Oragenics’ current views with respect to future events and financial performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to those set forth in our most recently filed annual report on Form 10-KSB and quarterly report on Form 10-QSB, and other factors detailed from time to time in filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements.

Contact:

Oragenics, Inc.

Stanley B. Stein, 386-418-4018 X222

www.oragenics.com

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